Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434 jim.zeumer@pultegroup.com

PulteGroup CFO Bob O’Shaughnessy Announces Plan to Retire in 2025

Jim Ossowski, PulteGroup Senior Vice President, Finance,

To Succeed O’Shaughnessy as CFO

ATLANTA, July 22, 2024 - PulteGroup, Inc. (NYSE: PHM) announced today that Bob O’Shaughnessy, Executive Vice President and Chief Financial Officer, has notified the Company that he intends to retire at the end of 2025. As part of its long-term succession planning process, PulteGroup has named Jim Ossowski, currently PulteGroup’s Senior Vice President, Finance, as successor.

O’Shaughnessy, who joined the Company in 2011, will continue to serve as PulteGroup CFO through year end and final certification of the Company’s 2024 financial statements in early February 2025. O’Shaughnessy will then remain with PulteGroup through the end of 2025 as Executive Vice President. In addition to supporting a smooth transition of CFO responsibilities, in 2025 he will continue to oversee the Company’s Financial Services business, strategic partnerships, and its asset management committee.

Ossowski has been promoted to Executive Vice President and Chief Financial Officer effective February 2025. At that time, he will report directly to PulteGroup President and Chief Executive Officer Ryan Marshall and have responsibility for PulteGroup’s accounting, tax, audit, risk management and treasury functions.

“During his 13 years with PulteGroup, Bob has been an outstanding leader and business partner who established many of the critical financial processes upon which our success has been built,” said Ryan Marshall, PulteGroup President and CEO. “Bob has been a key strategic advisor and architect of our Company’s transformation over the past decade. PulteGroup is a performance leader in the homebuilding industry because of the impact of Bob’s insights and strong financial stewardship.”

“I’m also pleased to have Jim Ossowski join my senior leadership team, and his promotion into the CFO role highlights PulteGroup’s deep talent bench and long-term succession planning. Given his extensive experience with our field operations and the Company’s critical asset management committee, Jim has an unmatched understanding of our homebuilding operations, and I am confident that he is the right leader to advance our growth and track record of financial success,” said Marshall.

In his current role, Ossowski has responsibility for all finance and accounting activities for PulteGroup’s $16 billion homebuilding operations, including managing the Company’s asset management committee, which reviews and approves all land transactions, and its risk management and financial planning and analysis functions. Over his 22-year career with PulteGroup, Ossowski has served as VP - Finance and Corporate Controller, VP - Finance, Homebuilding Operations, Area VP - Finance and Director of Corporate Audit. Ossowski has a Bachelor of Science degree in Accounting from Oakland University in Michigan.

Forward-Looking Statements

This release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should,” “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; the impact of any changes to our strategy in responding to the cyclical nature of the industry or deteriorations in industry changes or downward changes in general economic or other business conditions, including any changes regarding our land positions and the levels of our land spend; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; labor supply shortages and the cost of labor; the availability and cost of land and other raw materials used by us in our homebuilding operations; a decline in the value of the land and home inventories we maintain and resulting possible future writedowns of the carrying value of our real estate assets; competition within the industries in which we operate; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities, slow growth initiatives and/or local building moratoria; the availability and cost of insurance covering risks associated with our businesses, including warranty and other legal or regulatory proceedings or claims; damage from improper acts of persons over whom we do not have control or attempts to impose liabilities or obligations of third parties on us; weather related slowdowns; the impact of climate change and related governmental regulation; adverse capital and credit market conditions, which may affect our access to and cost of capital; the insufficiency of our income tax provisions and tax reserves, including as a result of changing laws or interpretations; the potential that we do not realize our deferred tax assets; our inability to sell mortgages into the secondary market; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans, and related claims against us; risks related to information technology failures, data security issues, and the effect of cybersecurity incidents and threats; the impact of negative publicity on sales; failure to retain key personnel; the impairment of our intangible assets; the disruptions associated with the COVID-19 pandemic (or another epidemic or pandemic or similar public threat or fear of such an event), and the measures taken to address it; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Item 1A – Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a further discussion of these and other risks and uncertainties applicable to our businesses. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 45 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

For more information about PulteGroup, Inc. and PulteGroup brands, go to pultegroup.com; pulte.com; centex.com; delwebb.com; divosta.com; jwhomes.com; and americanwesthomes.com. Follow PulteGroup, Inc. on Twitter: @PulteGroupNews.

# # #

3